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                                                                   EXHIBIT (iii)
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                               PITNEY BOWES INC.
                         DEFERRED INCENTIVE SAVINGS PLAN
                           FOR THE BOARD OF DIRECTORS

            As Amended and Restated Effective as of October 11, 1999
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                                PITNEY BOWES INC.
                         DEFERRED INCENTIVE SAVINGS PLAN
                           FOR THE BOARD OF DIRECTORS
           As Amended and Restated Effective as of October 11, 1999


                                    ARTICLE 1

                           PURPOSE AND EFFECTIVE DATE

     The purpose of the Pitney Bowes Inc. Deferred Incentive Savings Plan for the Board of Directors (hereinafter referred to as the "Plan") is to aid Pitney Bowes Inc. in retaining and attracting capable outside directors by providing them with savings and tax deferral opportunities. The Plan shall be effective for deferral elections made hereunder on or after April 1, 1997. The Plan has been amended from time to time and was amended and restated effective as of October 11, 1999, unless otherwise indicated.

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                                    ARTICLE 2

                                   DEFINITIONS

     For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

     SECTION 2.01. Beneficiary. "Beneficiary" means the person, persons or entity designated by the Participant to receive any benefits payable under the Plan pursuant to Article VIII.

     SECTION 2.02. Board. "Board" means the Board of Directors of Pitney Bowes

     SECTION 2.03. Change of Control. For purposes of this Plan, a "Change of Control" shall be deemed to have occurred if:

     (i) there is an acquisition, in any one transaction or a series of transactions, other than from Pitney Bowes Inc., by any individual, entity or group (within the meaning of Section 1 3(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 1 3(d)(3) promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of Pitney Bowes Inc. entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by Pitney Bowes Inc. or any of its subsidiaries, or any employee benefit plan (or related trust) of Pitney Bowes Inc. or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of Pitney Bowes Inc. immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of Pitney Bowes Inc. entitled to vote generally in the election of directors, as the case may be; or

     (ii) individuals who, as of October 11, 1999, constitute the Board (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to such date, whose election, or nomination for election by Pitney Bowes' shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Pitney Bowes Inc. (as such terms are used in Rule 14(a)(11) or Regulation 14A promulgated under the Exchange Act); or

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     (iii) there occurs either (A) the consummation of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of Pitney Bowes Inc. immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or (B) an approval by the shareholders of Pitney Bowes Inc. of a complete liquidation of dissolution of Pitney Bowes Inc. or of the sale or other disposition of all or substantially all of the assets of Pitney Bowes Inc.

     SECTION 2.04. Committee. "Committee" means the Governance Committee of the Board of Directors. Any action authorized hereunder to be taken by the Committee is also authorized to be taken by the Board.

     SECTION 2.05. Common Stock. "Common Stock" means the common stock of Pitney Bowes Inc.

     SECTION 2.06. Company. "Company" means Pitney Bowes Inc., its successors, and any organization into which or with which Pitney Bowes Inc. may merge or consolidate or to which all or substantially all of its assets may be transferred.

     SECTION 2.07. Deferral Account. "Deferral Account" means the account maintained on the books of the Company by the Committee for each Participant to reflect deferral of Eligible Compensation, adjusted for hypothetical gains, earnings, dividends, losses, distributions, withdrawals and other similar activity.

     SECTION 2.08. Deferral Period. "Deferral Period" means the period beginning on the date the Eligible Compensation would otherwise have been paid and ending on the earlier of (i) the Participant's Termination of Service and (ii) the last day of the period during which the Participant elected to defer current enjoyment and distribution of the Eligible Compensation.

     SECTION 2.09. Deferred Amount. "Deferred Amount" means the amount of Eligible Compensation for the Plan Year or performance period to which the Participation Agreement relates that is to be deferred under the Plan.

     SECTION 2.10 Disability. "Disability" means eligibility for disability benefits under the terms of the Company's Long-Term Disability Plan as in effect from time to time based on the plan's "own occupation" standard for determining eligibility for benefits thereunder.

      SECTION 2.11. Eligible Compensation. "Eligible Compensation" means any cash compensation payable by the Company to a Participant for service on the Board or any Committee thereof.

      SECTION 2.12. Fair Market Value. "Fair Market Value" of a share of Common Stock means the definition of "Fair Market Value" used in the Pitney Bowes Inc. Directors' Stock Plan.

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     SECTION 2.13 Form of Payment. "Form of Payment" means payment in one lump sum or in installments of 5, 10 or 15 years.

     SECTION 2.13. Option. "Option" means an option to acquire shares of Common Stock granted pursuant to the Pitney Bowes Inc. Directors' Stock Plan or any successor thereto.

     SECTION 2.14. Participant. "Participant" means any director who is eligible to participate in this Plan and who elects to participate by filing a Participation Agreement as provided in Article 4.

     SECTION 2.15. Participation Agreement. "Participation Agreement" means an agreement filed by a Participant in accordance with Article 4.

     SECTION 2.16. Plan Year. "Plan Year" means a twelve-month period beginning January 1 and ending the following December 31; provided, however that the first Plan Year shall consist of the period from April 1, 1997 through December 31, 1997.

     SECTION 2.17. Termination of Service. "Termination of Service" means the cessation of a Participant's service as a director of the Company for any reason.

     SECTION 2.19. Valuation Date. Valuation Date" means the last day of each calendar month or such other date as the Committee in its sole discretion may determine.

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                                    ARTICLE 3

                                 ADMINISTRATION

     SECTION 3.01. Committee. (a) This Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Committee shall be by a vote of a majority of its members present at any meeting or, without a meeting, by an instrument in writing signed by all its members. Members of the Committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     The Committee shall be responsible for the administration of this Plan and shall have all powers necessary to administer this Plan, including discretionary authority to determine eligibility for benefits and to decide claims under the terms of this Plan. The Committee may from time to time establish rules for the administration of this Plan, and it shall have the exclusive right to interpret this Plan and to decide any matters arising in connection with the administration and operation of this Plan. All rules, interpretations and decisions of the Committee shall be conclusive and binding on the Company, Participants and Beneficiaries.

     The Committee may delegate responsibility for performing certain administrative and ministerial functions under this Plan, including without limitation, issues related to eligibility, investment choices, distribution of Deferred Amounts, determination of account balances, crediting of hypothetical earnings and of Deferred Amounts and debiting of hypothetical losses and of distributions, in-service withdrawals, deferral elections and any other duties concerning the day-to-day operation of this Plan.

     No member of the Board nor any member of the Committee shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or for anything done or omitted to be done in connection with this Plan. The Committee shall keep records of all of its proceedings and shall keep records of all payments made to Participants or Beneficiaries and payments made for expenses or otherwise. The Company shall, to the fullest extent permitted by law, indemnify each director, officer or employee of the Company (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Committee against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company.

     Any expense incurred by the Company or the Committee relative to the administration of this Plan shall be paid by the Company.

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                                    ARTICLE 4

                                  PARTICIPATION

     SECTION 4.01. Participation. Participation in the Plan shall be limited to members of the Board who (i) are not employees of the Company or meet such eligibility criteria as the Committee shall establish from time to time, and
(ii) elect to participate in this Plan by filing a Participation Agreement with the Committee. A Participation Agreement must be filed prior to the beginning of the Plan Year with respect to services in which the Eligible Compensation relates.

     SECTION 4.02. Contents of Participation Agreement. Subject to Article 7, each Participation Agreement shall set forth: (i) the Deferred Amount, expressed as either a dollar amount or a percentage of the total Eligible Compensation for such Plan Year or performance period; provided, that the
                                                       --------
minimum Deferred Amount for any Plan Year or performance period shall not be less than $2,000; (ii) the Deferral Period, which is not to be less than three years, (iii) the Form of Payment; (iv) investment selections made by the Participant in hypothetical investment funds under the Plan; and (v) and any other item determined to be appropriate by the Committee.

     SECTION 4.03. Changes to Participation Agreement. A Participation Agreement may not be amended or revoked after December 31st of the Plan Year in which it is made, except that the Deferral Period may be extended and the form of payment may be altered if an amended Participation Agreement is filed with the Committee at least one full calendar year before the Deferral Period (as in effect before such amendment) ends; provided, that only one such amended Participation Agreement may be filed with respect to each Participation Agreement. Upon a Participant's Termination of Service, the most recent Participation Agreement received by the Committee prior to Termination of Service shall supersede all previous Participation Agreements on file with regard to Termination of Service elections and the entire amount in the Participant's Deferral Account shall be distributed at Termination of Service in accordance with such elections.

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                                    ARTICLE 5

                         DEFERRED INCENTIVE COMPENSATION

     SECTION 5.01. Elective Deferred Incentive Compensation. Except as provided in Section 6.02(c), the Deferred Amount of a Participant with respect to each Plan Year of participation in the Plan shall be credited by the Committee to the Participant's Deferral Account as and when such Deferred Amount would otherwise have been paid to the Participant. To the extent that the Company is required to withhold any taxes or other amounts from the Deferred Amount pursuant to any state, Federal or local law, such amounts shall first be taken out of compensation to the Participant that is not deferred under this Plan, if any.

     SECTION 5.02. Vesting of Deferral Account. Except as provided in Section 7.04, a Participant shall be 100% vested in his/her Deferral Account at all times.

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                                    ARTICLE 6

                     MAINTENANCE AND INVESTMENT OF ACCOUNTS

     SECTION 6.01. Maintenance of Accounts. Separate Deferral Accounts shall be maintained for each Participant. More than one Deferral Account may be maintained for a Participant as necessary to reflect (a) various investment choices and/or (b) separate Participation Agreements specifying different Deferral Periods and/or forms of payment. A Participant's Deferral Account(s) shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan, and shall not constitute or be treated as a trust fund of any kind. The Committee shall determine the balance of each Deferral Account, as of each Valuation Date, by adjusting the balance of such Deferral Account as of the immediately preceding Valuation Date to reflect changes in the value of the deemed investments thereof, credits and debits pursuant to Section 5.01 and Section 6.02 and distributions pursuant to Article 7 with respect to such Deferral Account since the preceding Valuation Date.

     SECTION 6.02. Investment Choices. (a) Subject to Section 6.02(d), the Committee shall permit the Participant to elect to have his/her Deferral Account deemed to be invested in one or more of the deemed investment funds offered under the Plan, as amended by the Committee from time to time, and in accordance with such rules, regulations and procedures as the Committee may establish from time to time. Notwithstanding anything to the contrary herein, earnings and losses based on a Participant's investment elections shall begin to accrue as of the date such Participant's Deferral Amounts are credited to his/her Deferral Accounts.

      (b) Notwithstanding any other provision of this Plan, the Committee may adopt such procedures as it may determine are desirable to ensure that, with respect to any Participant who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the crediting of deemed shares to, or the distribution of amounts from, his or her Deferral Account is not deemed to be a non-exempt purchase or sale for purposes of such Section 16(b).

      (c) The Committee may authorize Options as an investment choice under the Plan. The terms and conditions under which Options may be made available as an investment choice shall be determined and communicated by the Committee to Participants from time to time.

      (d) No deemed investment return under the Plan shall be allocated to Deferred Amounts related to the granting of Options, as described in Section 6.02(c), prior to the last day of the Option term, subject to Section 7.02(b) hereof. Following such Option term expiration, the Participant shall be entitled to elect to have his/her Deferred Amounts related to the granting of such Options deemed to be invested in one or more of the hypothetical investment funds offered under the Plan effective as soon as practicable following such Option term expiration, provided that under applicable provisions of the Plan the Participant is permitted to defer distribution of the Deferred Amounts other than for a de minimis period.

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     (e) Any Participant who incurs a Termination of Service without completing at least 10 years of service with the Company, who had not attained the Company's mandatory retirement age for directors at termination or whose termination is not on account of death or Disability shall have his or her Deferred Amounts that are related to Options distributed without any deemed investment return if such Deferred Amounts were credited to the Participant's Deferral Account for less than three years as of the termination date.

     (f) Any Participant electing Options as a deemed investment return who (i) incurs a Termination of Service after having completed 10 years of service with the Company, (ii) dies, (iii) incurs a Disability or (iv) terminates service after having attained the Company's mandatory retirement age for directors shall have the value of such exercised Options, if any, as the deemed investment return under the Plan even if the deferral of Deferral Amounts related to the Options has been less than three years at the time of the Termination of Service.

     SECTION 6.03. Statement of Accounts. The Committee shall submit to each Participant quarterly statements of his/her Deferral Account(s), in such form as the Committee deems desirable, setting forth the balance to the credit of such Participant in his/her Deferral Account(s) as of the end of the most recently completed quarter.

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                                    ARTICLE 7

                                    BENEFITS

     SECTION 7.01. Time and Form of Payment. At the end of the Deferral Period for each Deferral Account, the Company shall pay to the Participant the balance of such Deferral Account at the time or times elected by the Participant in the applicable Participation Agreement; provided that if the Participant has elected to receive payments from a Deferral Account in a lump sum, the Company shall pay the balance in such Deferral Account (determined as of the most recent Valuation Date preceding the end of the Deferral Period) in a lump sum in cash as soon as practicable after the end of the Deferral Period. If the Participant has elected to receive payments from a Deferral Account in installments, the Company shall make annual cash only payments from such Deferral Account, each of which shall consist of an amount equal to (i) the balance of such Deferral Account as of the most recent Valuation Date preceding the payment date times (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining installments (including the installment being paid). The first such installment shall be paid as soon as practicable after the end of the Deferral Period and each subsequent installment shall be paid on or about the anniversary of such first payment. Each such installment shall be deemed made on a pro rata basis from each of the different deemed investments of the Deferral Account (if there is more than one such deemed investment).

     SECTION 7.02. Termination of Service. (a) If a Participant has elected to have the balance of his/her Deferral Account distributed upon Termination of Service, the account balance of the Participant (determined as of the most recent Valuation Date preceding such Termination of Service) shall be distributed upon Termination of Service in installments or a lump sum in accordance with the Plan and as elected in the Participation Agreement.

     (b) Notwithstanding Section 7.02 (a) hereof to the contrary, a Participant who incurs a Termination of Service following the completion of at least 10 years of service with the Company or the attainment of the Company's mandatory retirement age for directors and who has been granted Options pursuant to
Section 6.02(c) hereof in connection with Deferred Amounts shall have that portion of his/her Deferral Account that relates to the granting of such Options distributed no earlier than (i) the date of exercise of such Options and (ii) the last day of the Option term, whichever occurs first; provided, however, that any such Participant who has been granted Options pursuant to Section 6.02(c) hereof and whose Termination of Service occurs as a result of death or Disability shall have his or her Deferred Amounts related to such Options distributed as soon as practicable following the occurrence of such Disability or death, as the case may be. Such Deferred Amounts shall be distributed in accordance with the Form of Payment elected by the Participant in his/her Participation Agreement or with applicable provisions of the Plan; provided, however, that if the Deferred Amounts are to be distributed in installments, the Deferred Amounts related to the granting of Options shall be entirely distributed over the remaining installment schedule commencing with the next following installment payment due under the installment schedule. Any lump sum payment shall be paid as soon as practicable following the date of exercise of the Options or the last day of the Option term, as the case may be.

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     SECTION 7.03. In-Service Distributions. Subject to Section 7.02 hereof, if a Participant has elected to defer Eligible Compensation under the Plan for a stated number of years, the account balance of the Participant (determined as of the most recent Valuation Date preceding such Deferral Period) shall be distributed in installments or a lump sum in accordance with the Plan and as elected in the Participation Agreement.

     SECTION 7.04. Voluntary Early Withdrawal. Notwithstanding the provisions of
Section 7.01 and any Participation Agreement, a Participant shall be entitled to elect to withdraw all of the balance in his/her Deferral Account(s) in accordance with this Section 7.04 by filing with the Committee such form, in accordance with such procedures, as the Committee shall determine from time to time. As soon as practicable after receipt of such form by the Committee, the Company shall pay an amount equal to ninety percent of the balance in such Participant's Deferral Account(s) (determined as of the most recent Valuation Date preceding the date such election is filed) to the electing Participant in a lump sum in cash, and the Participant shall forfeit the remainder of such Deferral Account(s). All Participation Agreements previously filed by a Participant who elects to make a withdrawal under this Section 7.04 shall be null and void after such election is filed (including without limitation Participation Agreements with respect to Plan Years or performance periods that have not yet been completed), and such a Participant shall not thereafter be entitled to file any Participation Agreements under the Plan with respect to the first Plan Year that begins after such election is made.

     SECTION 7.05. Payments in Connection with Change of Control.
Notwithstanding anything contained in this Plan to the contrary, upon a Change of Control, the Company shall immediately pay to each Participant in a lump sum in cash the balance in his/her Deferral Account(s) (determined as of the most recent Valuation Date preceding the Change of Control).

     SECTION 7.06. Withholding of Taxes. Notwithstanding any other provision of this Plan, the Company shall withhold from payments made hereunder any amounts required to be so withheld by any applicable law or regulation.

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                                    ARTICLE 8

                             BENEFICIARY DESIGNATION

     SECTION 8.01. Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person, persons or entity as his Beneficiary or Beneficiaries. A Beneficiary designation shall be made, and may be amended, by the Participant by filing a written designation with the Committee, on such form and in accordance with such procedures as the Committee shall establish from time to time.

     SECTION 8.02. No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's Beneficiary shall be deemed to be the Participant's estate.

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                                    ARTICLE 9

                        AMENDMENT AND TERMINATION OF PLAN

     SECTION 9.01. Amendment. The Board or the Committee may at any time amend this Plan in whole or in part, provided, however, that no amendment shall be effective to decrease the balance in any Deferral Account as accrued at the time of such amendment, nor shall any amendment. otherwise have a retroactive effect.

     SECTION 9.02. Company 's Right to Terminate. The Board or the Committee may at any time terminate the Plan with respect to future Participation Agreements. The Board or the Committee may also terminate the Plan in its entirety at any time for any reason, including without limitation if, in its judgment, the continuance of the Plan, the tax, accounting, or other effects thereof, or potential payments thereunder would not be in the best interests of the Company, and upon any such termination, the Company shall immediately pay to each Participant in a lump sum the accrued balance in his Deferral Account (determined as of the most recent Valuation Date preceding the termination date).

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                                   ARTICLE 10

                                  Miscellaneous

     SECTION 10.01. Unfunded Plan. This Plan is intended to be an unfunded plan. All payments pursuant to the Plan shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan. Notwithstanding the foregoing, the Company may (but shall not be obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Company's creditors, to assist it in accumulating funds to pay its obligations under the Plan.

     SECTION 10.02. Nonassignabiliy. Except as specifically set forth in the Plan, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

     SECTION 10.03. Validity and Severability. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.04. Governing Law. The validity, interpretation, construction and performance of this Plan shall in all respects be governed by the laws of the State of Connecticut, without reference to principles of conflict of law, except to the extent preempted by federal law.

     SECTION 10.05. Status as a Director. This Plan does not constitute a contract of employment or impose on the Participant or the Company any obligation for the Participant to remain a director of the Company or change the policies of the Company and its affiliates regarding termination of service as a director.

     SECTION 10.06. Underlying Compensation Arrangements. Nothing in this Plan shall prevent the Company or the Board from modifying, amending or terminating the compensation arrangements for directors of the Company.

                                       15